UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2016

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On September 8, 2016, members of PPL Corporation's ("PPL") senior management will make a presentation and meet with investors and financial analysts at the 2016 Barclay's CEO Energy-Power Conference in New York City. In addition, during the remainder of the month of September, members of PPL's senior management will meet with investors and analysts to discuss PPL's operations and business strategy. During these meetings, PPL expects to reiterate its 2016 forecast of Reported Earnings of $2.43 to $2.63 per share, reflecting special items recorded through the second quarter of 2016, and 2016 forecast of Ongoing Earnings of $2.25 to $2.45 per share, as well as its 2017 earnings forecast of $2.05 to $2.25 per share with a midpoint of $2.15 per share and compound annual earnings per share growth rate of 5% to 6% from 2017 to 2020.

Slides to be used at the conference will be available on PPL's Internet Web site: www.pplweb.com, in the Investors section under the Events and Presentations link. An archived replay will be available for 30 days after the conference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  September 8, 2016